Pricing Supplement dated June 26, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                  $18,023,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty (30) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 June 26, 2007

Issuance Date:                June 29, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

         Valuation Date:      September 25, 2007

         Maturity Date:       September 28, 2007

         Coupon Payment       July 31, 2007, August 31, 2007 and September 28,
         Date(s):             2007

Six Month Notes:

         Valuation Date:      December 26, 2007

         Maturity Date:       December 31, 2007

         Coupon Payment       July 31, 2007, August 31, 2007, September 28,
         Date(s):             2007, October 31, 2007, November 30, 2007 and
                              December 31, 2007

Twelve Month Notes:

         Valuation Date:      June 25, 2008

         Maturity Date:       June 30, 2008

         Coupon Payment       July 31, 2007, August 31, 2007, September 28,
         Date(s):             2007, October 31, 2007, November 30, 2007,
                              December 31, 2007, January 31, 2008, February 29,
                              2008, March 31, 2008, April 30, 2008, May 30, 2008
                              and June 30, 2008

Reference Stock:

  No.  Principal      Reference Stock                Ticker  Coupon    Strike   Barrier    Term       Monitoring Method    CUSIP
  ---  ---------      ---------------                ------  ------    ------   -------    ----       -----------------    -----
        Amount                                                Rate     Price    Price
        ------                                                ----     -----    -----
 121   $  848,000   Nasdaq Stock Market Inc.           NDAQ   14.25%  $ 29.60  $ 23.68    3 months   Close of Trading Day 78008EKB2

 122   $  856,000   NYSE Euronext                      NYX    10.75%  $ 72.82  $ 58.26    3 months   Close of Trading Day 78008EKC0

 123   $  399,000   Southwestern Energy Company        SWN    11.50%  $ 45.68  $ 36.54    3 months   Close of Trading Day 78008EKD8

 124   $1,305,000   Titanium Metals Corporation        TIE    18.50%  $ 31.00  $ 24.80    3 months   Close of Trading Day 78008EKE6

 125   $  951,000   Apple Inc.                         AAPL    9.00%  $119.65  $ 83.76    6 months   Close of Trading Day 78008EKF3

 126   $   63,000   Akamai Technologies                AKAM   14.00%  $ 47.60  $ 33.32    6 months   Close of Trading Day 78008EKG1

 127   $  115,000   AMR Corporation                    AMR    16.00%  $ 25.53  $ 17.87    6 months   Close of Trading Day 78008EKH9

 128   $  201,000   Canadian Natural Resources Ltd.    CNQ    10.00%  $ 64.05  $ 51.24    6 months   Close of Trading Day 78008EKJ5

 129   $    5,000   The First Marblehead Corporation   FMD    16.50%  $ 38.40  $ 28.80    6 months   Close of Trading Day 78008EKK2

 130   $  386,000   Goldcorp, Inc.                     GG     12.50%  $ 23.30  $ 18.64    6 months   Close of Trading Day 78008EKL0

 131   $1,290,000   General Motors Corporation         GM     15.50%  $ 36.35  $ 27.26    6 months   Close of Trading Day 78008EKM8

 132   $   67,000   Halliburton Company                HAL     8.50%  $ 34.43  $ 27.54    6 months   Close of Trading Day 78008EKN6

 133   $  399,000   Hologic, Inc.                      HOLX   12.25%  $ 54.56  $ 38.19    6 months   Close of Trading Day 78008EKP1

 134   $  218,000   Las Vegas Sands Corp.              LVS    12.25%  $ 73.03  $ 54.77    6 months   Close of Trading Day 78008EKQ9

 135   $  369,000   MasterCard, Inc.                   MA     11.00%  $161.82  $113.27    6 months   Close of Trading Day 78008EKR7

 136   $  847,000   Melco PBL Entertainment            MPEL   18.75%  $ 11.59  $  8.11    6 months   Close of Trading Day 78008EKS5
                    (Macau) Limited

 137   $1,325,000   NYSE Euronext                      NYX    13.50%  $ 72.82  $ 58.26    6 months   Close of Trading Day 78008EKT3

 138   $  187,000   Oshkosh Truck Corporation          OSK    10.00%  $ 61.75  $ 49.40    6 months   Close of Trading Day 78008EKU0

 140   $  104,000   St. Jude Medical, Inc.             STJ    11.00%  $ 41.13  $ 32.90    6 months   Close of Trading Day 78008EKW6

 141   $1,292,000   Titanium Metals Corporation        TIE    14.50%  $ 31.00  $ 21.70    6 months   Close of Trading Day 78008EKX4

 142   $  127,000   Zoltek Companies, Inc.             ZOLT   20.00%  $ 40.19  $ 28.13    6 months   Close of Trading Day 78008EKY2

 143   $  375,000   Apple Inc.                         AAPL   10.50%  $119.65  $ 83.76   12 months   Close of Trading Day 78008EKZ9

 144   $  638,000   Archer-Daniels-Midland Company     ADM     8.50%  $ 32.76  $ 26.21   12 months   Close of Trading Day 78008ELA3

 145   $  225,000   Energy Conversion Devices, Inc.    ENER   14.75%  $ 30.05  $ 21.04   12 months   Close of Trading Day 78008ELB1

 146   $  392,000   Ford Motor Company                 F      11.50%  $  8.96  $  6.27   12 months   Close of Trading Day 78008ELC9

 147   $  366,000   Google Inc.                        GOOG    9.00%  $530.26  $424.21   12 months   Close of Trading Day 78008ELD7

 148   $1,022,000   Jones Soda Co.                     JSDA   15.00%  $ 13.83  $  9.68   12 months   Close of Trading Day 78008ELE5

 150   $2,786,000   Starbucks Corporation              SBUX    9.10%  $ 25.77  $ 20.62   12 months   Close of Trading Day 78008ELG0

 151   $  130,000   St. Jude Medical, Inc.             STJ     9.00%  $ 41.13  $ 32.90   12 months   Close of Trading Day 78008ELH8

 152   $  735,000   Stillwater Mining Company          SWC    13.20%  $ 11.14  $  7.80   12 months   Close of Trading Day 78008ELJ4

Term:                         As set forth above

Initial Share Price:          The closing price of the Reference Stock on the
                              Pricing Date

Final Share Price:            The closing price of the Reference Stock on the
                              Valuation Date

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii)    (a) for notes subject to Intra-Day
                                      Monitoring, at any time during the
                                      Monitoring Period, the trading price of
                                      the Reference Stock is less than the
                                      Barrier Price, or

                                      (b) for notes subject to Close of
                                      Trading Day Monitoring, on any day
                                      during the Monitoring Period, the
                                      closing price of the Reference Stock is
                                      less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

          Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

          The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                              Proceeds to Royal Bank of
                       Price to Public              Agent's Commission                 Canada
                       ---------------              ------------------                 ------
Per Note
RevCon No. 121                  100%                           1.75%                        98.25%
                         $  848,000                   $   14,840.00              $     833,160.00

RevCon No. 122                  100%                           1.75%                        98.25%
                         $  856,000                   $   14,980.00              $     841,020.00

RevCon No. 123                  100%                           1.75%                        98.25%
                         $  399,000                   $    6,982.50              $     392,017.50

RevCon No. 124                  100%                           1.75%                        98.25%
                         $1,305,000                   $   22,837.50              $   1,282,162.50

RevCon No. 125                  100%                           2.00%                        98.00%
                         $  951,000                   $   19,020.00              $     931,980.00

RevCon No. 126                  100%                           1.50%                        98.50%
                         $   63,000                   $      945.00              $      62,055.00

RevCon No. 127                  100%                           1.50%                        98.50%
                         $  115,000                   $    1,725.00              $     113,275.00

RevCon No. 128                  100%                           1.50%                        98.50%
                         $  201,000                   $    3,015.00              $     197,985.00

RevCon No. 129                  100%                           1.50%                        98.50%
                         $    5,000                   $       75.00              $       4,925.00

RevCon No. 130                  100%                           1.50%                        98.50%
                         $  386,000                   $    5,790.00              $     380,210.00

RevCon No. 131                  100%                           1.50%                        98.50%
                         $1,290,000                   $   19,350.00              $   1,270,650.00

RevCon No. 132                  100%                           1.75%                        98.25%
                         $   67,000                   $    1,172.50              $      65,827.50

RevCon No. 133                  100%                           1.50%                        98.50%
                         $  399,000                   $    5,985.00              $     393,015.00

RevCon No. 134                  100%                           2.00%                        98.00%
                         $  218,000                   $    4,360.00              $     213,640.00

RevCon No. 135                  100%                           1.75%                        98.25%
                         $  369,000                   $    6,457.50              $     362,542.50

RevCon No. 136                  100%                           1.50%                        98.50%
                         $  847,000                   $   12,705.00              $     834,295.00

RevCon No. 137                  100%                           2.00%                        98.00%
                         $1,325,000                   $   26,500.00              $   1,298,500.00

RevCon No. 138                  100%                           1.75%                        98.25%
                         $  187,000                   $    3,272.50              $     183,727.50

RevCon No. 140                  100%                           2.00%                        98.00%
                         $  104,000                   $    2,080.00              $     101,920.00

RevCon No. 141                  100%                           2.00%                        98.00%
                         $1,292,000                   $   25,840.00              $   1,266,160.00

RevCon No. 142                  100%                           1.75%                        98.25%
                         $  127,000                   $    2,222.50              $     124,777.50

RevCon No. 143                  100%                           2.00%                        98.00%
                         $  375,000                   $    7,500.00              $     367,500.00

RevCon No. 144                  100%                           2.75%                        97.25%
                         $  638,000                   $   17,545.00              $     620,455.00

RevCon No. 145                  100%                           2.75%                        97.25%
                         $  225,000                   $    6,187.50              $     218,812.50


RevCon No. 146                  100%                           2.50%                        97.50%
                         $  392,000                   $    9,800.00              $     382,200.00

RevCon No. 147                  100%                           2.50%                        97.50%
                         $  366,000                   $    9,150.00              $     356,850.00

RevCon No. 148                  100%                           2.00%                        98.00%
                         $1,022,000                   $   20,440.00              $   1,001,560.00

RevCon No. 150                  100%                           2.25%                        97.75%
                         $2,786,000                   $   62,685.00              $   2,723,315.00

RevCon No. 151                  100%                           2.75%                        97.25%
                         $  130,000                   $    3,575.00              $     126,425.00

RevCon No. 152                  100%                           2.75%                        97.25%
                         $  735,000                   $   20,212.50              $     714,787.50


                         RBC Capital Markets Corporation
                                  June 26, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                 the Barrier Price on       Barrier Price on
                                  any day during the       any day during the    Hypothetical
                                  Monitoring Period:       Monitoring Period:      Physical
                                                                                  Delivery          Hypothetical
                                     Hypothetical            Hypothetical         Amount as        Cash Delivery
       Hypothetical Final             Payment at              Payment at          Number of          Amount as
   Share Price as Percentage          Maturity as             Maturity as       Shares of the      Percentage of
              of                    Percentage of           Percentage of         Reference        Initial Share
      Initial Share Price          Principal Amount        Principal Amount         Stock              Price
      -------------------          ----------------        ----------------         -----              -----
            200.00%                     100.00%                100.00%               n/a                 n/a
            175.00%                     100.00%                100.00%               n/a                 n/a
            150.00%                     100.00%                100.00%               n/a                 n/a
            125.00%                     100.00%                100.00%               n/a                 n/a
            100.00%                     100.00%                100.00%               n/a                 n/a
            95.00%                      100.00%            Physical or Cash          10                95.00%
                                                           Delivery Amount
            90.00%                      100.00%            Physical or Cash          10                90.00%
                                                           Delivery Amount
            85.00%                      100.00%            Physical or Cash          10                85.00%
                                                           Delivery Amount
            80.00%                      100.00%            Physical or Cash          10                80.00%
                                                           Delivery Amount
            79.50%                        n/a              Physical or Cash          10                79.50%
                                                           Delivery Amount
            50.00%                        n/a              Physical or Cash          10                50.00%
                                                           Delivery Amount
            25.00%                        n/a              Physical or Cash          10                25.00%
                                                           Delivery Amount
             0.00%                        n/a              Physical or Cash          10                 0.00%
                                                           Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (NDAQ): 5.34 % of each stated interest payment (14.25% in total) will be treated as an interest payment and 8.91% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 5.34% of each stated interest payment (10.75% in total) will be treated as an interest payment and 5.41% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWN): 5.34% of each stated interest payment (11.50% in total) will be treated as an interest payment and 6.16% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 5.34% of each stated interest payment (18.50% in total) will be treated as an interest payment and 13.16% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 5.34% of each stated interest payment (9.00% in total) will be treated as an interest payment and 3.66% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AKAM): 5.34% of each stated interest payment (14.00% in total) will be treated as an interest payment and 8.66% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMR): 5.34% of each stated interest payment (16.00% in total) will be treated as an interest payment and 10.66% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CNQ): 5.34% of each stated interest payment (10.00% in total) will be treated as an interest payment and 4.66% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FMD): 5.34% of each stated interest payment (16.50% in total) will be treated as an interest payment and 11.16% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GG): 5.34% of each stated interest payment (12.50% in total) will be treated as an interest payment and 7.16% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 5.34% of each stated interest payment (15.50% in total) will be treated as an interest payment and 10.16% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HAL): 5.34% of each stated interest payment (8.50% in total) will be treated as an interest payment and 3.16% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HOLX): 5.34% of each stated interest payment (12.25% in total) will be treated as an interest payment and 6.91% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LVS): 5.34% of each stated interest payment (12.25% in total) will be treated as an interest payment and 6.91% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MA): 5.34% of each stated interest payment (11.00% in total) will be treated as an interest payment and 5.66% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MPEL): 5.34% of each stated interest payment (18.75% in total) will be treated as an interest payment and 13.41% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NYX): 5.34% of each stated interest payment (13.50% in total) will be treated as an interest payment and 8.16% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (OSK): 5.34% of each stated interest payment (10.00% in total) will be treated as an interest payment and 4.66% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (STJ): 5.34% of each stated interest payment (11.00% in total) will be treated as an interest payment and 5.66% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 5.34% of each stated interest payment (14.50% in total) will be treated as an interest payment and 9.16% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ZOLT): 5.34% of each stated interest payment (20.00% in total) will be treated as an interest payment and 14.66% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 5.34% of each stated interest payment (10.50% in total) will be treated as an interest payment and 5.16% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ADM): 5.34% of each stated interest payment (8.50% in total) will be treated as an interest payment and 3.16% of each stated interest payment (8.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ENER): 5.34% of each stated interest payment (14.75% in total) will be treated as an interest payment and 9.41% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (F): 5.34% of each stated interest payment (11.50% in total) will be treated as an interest payment and 6.16% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GOOG): 5.34% of each stated interest payment (9.00% in total) will be treated as an interest payment and 3.66% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JSDA): 5.34% of each stated interest payment (15.00% in total) will be treated as an interest payment and 9.66% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SBUX): 5.34% of each stated interest payment (9.10% in total) will be treated as an interest payment and 3.76% of each stated interest payment (9.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (STJ): 5.34% of each stated interest payment (9.00% in total) will be treated as an interest payment and 3.66% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SWC): 5.34% of each stated interest payment (13.20% in total) will be treated as an interest payment and 7.86% of each stated interest payment (13.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of RBC's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that RBC (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that RBC (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Nasdaq Stock Market Inc.: The common stock of Nasdaq Stock Market Inc. is traded on the NASDAQ Stock Market under the symbol "NDAQ." According to publicly available information, Nasdaq Stock Market Inc. is a stock exchange. The Nasdaq provides markets that facilitate the raising of capital and the trading of corporate securities, real-time pricing, and reference information services. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32651.

     o NYSE Euronext: The common stock of NYSE Euronext is traded on the New York Stock Exchange under the symbol "NYX." According to publicly available information, NYSE Euronext operates an international stock exchange. The Company operates a marketplace for equities and derivatives in Belgium, France, the Netherlands and Portugal, derivatives in the United Kingdom, and equities and other securities in the United States. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          001-32829.

     o Southwestern Energy Company: The common stock of Southwestern Energy Company is traded on the New York Stock Exchange under the symbol "SWN." According to publicly available information, Southwestern Energy Company is an integrated energy company primarily focused on natural gas. The Company explores for and produces natural gas and crude oil. Southwestern Energy also conducts operations in natural gas gathering, transmission, and marketing, as well as natural gas distribution. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08246.

     o Titanium Metals Corporation: The common stock of Titanium Metals Corporation is traded on the New York Stock Exchange under the symbol "TIE." According to publicly available information, Titanium Metals Corporation supplies titanium metal products. The titanium products are used in aerospace, industrial, and emerging applications. The Company converts rutile ore into sponge, melts and refines ingot and slab, and manufactures mill products and castings. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Apple Inc.: The common stock of Apple Inc. is traded on the NASDAQ Stock Market under the symbol "AAPL." According to publicly available information, Apple Inc. designs, manufactures, and markets personal computers and related personal computing and communicating solutions. The Company's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          000-10030.

     o Akamai Technologies: The common stock of Akamai Technologies is traded on the NASDAQ Stock Market under the symbol "AKAM." According to publicly available information, Akamai Technologies, Inc. provides global delivery services for Internet content, streaming media, and applications and global Internet traffic management. The Company uses technology and software based on mathematical formulas and algorithms to monitor Internet traffic patterns and deliver customers content and applications by the most efficient route available. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-27275.

     o AMR Corporation: The common stock of AMR Corporation is traded on the New York Stock Exchange under the symbol "AMR." According to publicly available information, AMR Corporation operates an airline that provides scheduled passenger, freight, and mail service throughout North America, the Caribbean, Latin America, Europe, and the Pacific. The Company also provides connecting service throughout the United States, Canada, and the Caribbean. In addition, AMR provides aviation services, call center management services, and investment advisory services. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08400.

     o Canadian Natural Resources Ltd.: The common stock of Canadian Natural Resources Ltd. is traded on the New York Stock Exchange under the symbol "CNQ." According to publicly available information, Canadian Natural Resources Ltd. acquires, explores for, develops, and produces natural gas, crude oil, and related products. The Company operates in the Canadian provinces of Alberta, northeastern British Columbia and Saskatchewan. Canadian Natural also operates in areas which have access for exploration activities and where pipeline systems already exist. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-12138.

     o The First Marblehead Corporation: The common stock of The First Marblehead Corporation is traded on the New York Stock Exchange under the symbol "FMD." According to publicly available information, The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The Company receives fees for the services it provides in connection with processing and securitizing loans. First Marblehead focuses primarily on loan programs for undergraduate, graduate, and professional education. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31825.

     o Goldcorp, Inc.: The common stock of Goldcorp, Inc. is traded on the New York Stock Exchange under the symbol "GG." According to publicly available information, Goldcorp, Inc. is a North American gold producer. The Company has gold mining operations in the United States, Canada, Mexico, Brazil, Argentina, and Australia. Goldcorp owns the Red Lake mine in Ontario. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          001-12970.

     o General Motors Corporation: The common stock of General Motors Corporation is traded on the New York Stock Exchange under the symbol "GM." According to publicly available information, General Motors Corporation manufactures and sells vehicles worldwide under various brand names. The Company also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Halliburton Company: The common stock of Halliburton Company is traded on the New York Stock Exchange under the symbol "HAL." According to publicly available information, Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The Company offers discrete services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03492.

     o Hologic, Inc.: The common stock of Hologic, Inc. is traded on the NASDAQ Stock Market under the symbol "HOLX." According to publicly available information, Hologic, Inc. develops, manufactures, and markets x-ray systems. The Company makes x-ray bone densitometers that measure the precise bone density for use in the diagnosing of metabolic bone diseases such as osteoporosis. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18281.

     o Las Vegas Sands Corp.: The common stock of Las Vegas Sands Corp. is traded on the New York Stock Exchange under the symbol "LVS." According to publicly available information, Las Vegas Sands Corp. owns and operates the Venetian Casino Resort and the Sands Expo and Convention Center in Las Vegas, Nevada, and the Sands Macao Casino in Macau, China. The Company is also in the process of developing the Palazzo Casino Resort in Las Vegas and the Macao Venetian Casino Resort in Macau. Las Vegas Sands is also seeking to develop gaming properties in other countries. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          001-32373.

     o MasterCard, Inc.: The common stock of MasterCard, Inc. is traded on the New York Stock Exchange under the symbol "MA." According to publicly available information, MasterCard, Inc. offers transaction processing and related services. The Company offers transaction processing services for credit and debit cards, electronic cash, automated teller machines, and travelers checks. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32877.

     o Melco PBL Entertainment (Macau) Limited: The common stock of Melco PBL Entertainment (Macau) Limited is traded on the NASDAQ Stock Market under the symbol "MPEL." According to publicly available information, Melco PBL Entertainment (Macau) Limited develops, owns and operates casino gaming and entertainment resort facilities. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33178.

     o Oshkosh Truck Corporation: The common stock of Oshkosh Truck Corporation is traded on the New York Stock Exchange under the symbol "OSK." According to publicly available information, Oshkosh Truck Corporation designs, manufactures, and markets fire and emergency apparatus and specialty commercial and military trucks. The Company provides products such as pumpers, aerial and ladder trucks, tankers, rescue vehicles, snow removal vehicles, refuse truck bodies, and concrete mixers. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31371.

     o St. Jude Medical, Inc.: The common stock of St. Jude Medical, Inc. is traded on the New York Stock Exchange under the symbol "STJ." According to publicly available information, St. Jude Medical, Inc. develops, manufactures, and distributes medical devices for the worldwide cardiovascular market. The Company serves patients and its health care customers with products and services including heart valves, cardiac rhythm management systems, specialty catheters, and other cardiovascular devices. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          001-12441.

     o Zoltek Companies, Inc.: The common stock of Zoltek Companies, Inc. is traded on the NASDAQ Stock Market under the symbol "ZOLT." According to publicly available information, Zoltek Companies, Inc. manufactures and markets carbon fibers and develops applications for carbon fibers. The Company also develops, manufactures, and markets reinforcements, specialty resins, consumable supplies, and manufacturing equipment. In addition, Zoltek manufactures and markets acrylic fibers, nylon products, and industrial materials. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20600.

     o Archer-Daniels-Midland Company: The common stock of Archer-Daniels-Midland Company is traded on the New York Stock Exchange under the symbol "ADM." According to publicly available information, Archer-Daniels-Midland Company procures, transports, stores, processes, and merchandises agricultural commodities and products. The Company processes oilseeds, corn, milo, oats, barley, peanuts, and wheat. Archer-Daniels-Midland also processes produce products which have primarily two end uses including food or feed ingredients. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044.

     o Energy Conversion Devices, Inc.: The common stock of Energy Conversion Devices, Inc. is traded on the NASDAQ Stock Market under the symbol "ENER." According to publicly available information, Energy Conversion Devices, Inc. synthesizes new materials and develops production technology and products, mainly alternative energy and advanced information technology. The Company holds a 91.4% interest in Ovonic Battery Company and markets its products worldwide through alliances with companies such as General Motors, Canon, Inc., Matsushita Electric Industries, and Sony. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          001-08403.

     o Ford Motor Company: The common stock of Ford Motor Company is traded on the New York Stock Exchange under the symbol "F." According to publicly available information, Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950.

     o Google Inc.: The common stock of Google Inc. is traded on the NASDAQ Stock Market under the symbol "GOOG." According to publicly available information, Google Inc. provides a web based search engine through its Google.com website. The Company offers a wide range of search options, including web, image, groups, directory, and news searches. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726.

     o Jones Soda Co.: The common stock of Jones Soda Co. is traded on the NASDAQ Stock Market under the symbol "JSDA." According to publicly available information, Jones Soda Co. manufactures and distributes a variety of soda and juice beverages. The Company's beverages are marketed under the Jones Soda and Jones Juices names. Jones Soda sells its products through traditional beverage retailers in Canada and the United States. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28820.

     o Starbucks Corporation: The common stock of Starbucks Corporation is traded on the NASDAQ Stock Market under the symbol "SBUX." According to publicly available information, Starbucks Corporation retails, roasts, and provides its own brand of specialty coffee. The Company operates retail locations worldwide and sells whole bean coffees through its sales group, direct response business, supermarkets, and on the World Wide Web. Starbucks also produces and sells bottled Frappuccino coffee drink and a line of ice creams. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Stillwater Mining Company: The common stock of Stillwater Mining Company is traded on the New York Stock Exchange under the symbol "SWC." According to publicly available information, Stillwater Mining Company explores for, develops, extracts, processes, and refines platinum, palladium, and associated metals from the J-M Reef located in Stillwater and Sweet Grass Counties, Montana. The Company's current mining operations consist of the Stillwater Mine, an underground mine located in Nye, Montana. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number:
          001-13053.

Historical Information

The graphs beginning on the next page set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first quarter of 2007 and the period from April 1, 2007 through June 26, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                            Nasdaq Stock Market Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004               12.6                     8.55                     8.6
     4/1/2004             6/30/2004                8.8                     6.3                      6.3
     7/1/2004             9/30/2004                7                       5.53                     6.9
    10/1/2004            12/31/2004               10.5                     6.4                     10.2

     1/1/2005             3/31/2005               11.86                    7.6                     10.7
     4/1/2005             6/30/2005               20                       9.81                    18.86
     7/1/2005             9/30/2005               25.75                   18.8                     25.35
    10/1/2005            12/30/2005               45.23                   25.33                    35.18

     1/1/2006             3/31/2006               46.75                   34.831                   40.04
     4/1/2006             6/30/2006               45                      23.91                    29.9
     7/1/2006             9/29/2006               32.49                   25.33                    30.24
    10/1/2006            12/29/2006               42.37                   28.9                     30.79

     1/1/2007             3/31/2007               37.45                   26.57                    29.41
     4/1/2007             6/26/2007               34.96                   29.08                    29.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NYSE Euronext
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004                 n/a                    n/a                      n/a
     4/1/2004             6/30/2004                 n/a                    n/a                      n/a
     7/1/2004             9/30/2004                 n/a                    n/a                      n/a
    10/1/2004            12/31/2004                 n/a                    n/a                      n/a

     1/1/2005             3/31/2005                 n/a                    n/a                      n/a
     4/1/2005             6/30/2005                 n/a                    n/a                      n/a
     7/1/2005             9/30/2005                 n/a                    n/a                      n/a
    10/1/2005            12/30/2005                 n/a                    n/a                      n/a

     1/1/2006             3/31/2006                90.35                  66.98                    79.25
     4/1/2006             6/30/2006                80.45                  48.62                    68.48
     7/1/2006             9/29/2006                74.83                  56.05                    74.75
    10/1/2006            12/29/2006               112                     71.4                     97.2

     1/1/2007             3/31/2007               109.5                   80.51                    93.75
     4/1/2007             6/26/2007               101                     72.67                    72.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Southwestern Energy Co.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004               6.21                    4.83                     6.03
     4/1/2004             6/30/2004               7.23                    5.9025                   7.1675
     7/1/2004             9/30/2004              10.7125                  7.265                   10.4975
    10/1/2004            12/31/2004              13.8625                 10.1025                  12.6725

     1/1/2005             3/31/2005              15.77                   11.0225                  14.19
     4/1/2005             6/30/2005              23.865                  13.4375                  23.49
     7/1/2005             9/30/2005              37.44                   24                       36.7
    10/1/2005            12/30/2005              41.8                    31.155                   35.94

     1/1/2006             3/31/2006              44.28                   28.87                    32.19
     4/1/2006             6/30/2006              41.17                   23.66                    31.16
     7/1/2006             9/29/2006              39                      27.75                    29.87
    10/1/2006            12/29/2006              42.96                   27.23                    35.05

     1/1/2007             3/31/2007              41.64                   31.14                    40.98
     4/1/2007             6/26/2007              50.52                   40.75                    45.68


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004               2.587                   1.06                     2.4925
     4/1/2004             6/30/2004               2.6975                  1.7938                   2.3138
     7/1/2004             9/30/2004               3.1125                  2.3                      2.9325
    10/1/2004            12/31/2004               3.325                   2.3138                   3.0175

     1/1/2005             3/31/2005               5.0625                  2.9125                   4.5
     4/1/2005             6/30/2005               7.1875                  3.8775                   7.0988
     7/1/2005             9/30/2005              10.6                     6.1575                   9.89
    10/1/2005            12/30/2005              19.86                    8.5625                  15.815

     1/1/2006             3/31/2006              25.92                   15.9575                  24.275
     4/1/2006             6/30/2006              47.625                  24.5                     34.38
     7/1/2006             9/29/2006              34.88                   22.77                    25.28
    10/1/2006            12/29/2006              33.92                   23.2                     29.51

     1/1/2007             3/31/2007              38.85                   27.74                    35.88
     4/1/2007             6/26/2007              39.80                   30.546                   31.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------

     1/1/2004             3/31/2004               14.07                  10.59                     13.52
     4/1/2004             6/30/2004               17.095                 12.745                    16.27
     7/1/2004             9/30/2004               19.635                 14.37                     19.375
    10/1/2004            12/31/2004               34.785                 18.825                    32.2

     1/1/2005             3/31/2005               45.44                  31.3                      41.67
     4/1/2005             6/30/2005               44.45                  33.11                     36.81
     7/1/2005             9/30/2005               54.56                  36.29                     53.61
    10/1/2005            12/30/2005               75.46                  47.87                     71.89

     1/1/2006             3/31/2006               86.4                   57.67                     62.72
     4/1/2006             6/30/2006               73.8                   55.41                     57.27
     7/1/2006             9/29/2006               77.78                  50.16                     76.98
    10/1/2006            12/29/2006               93.159                 72.6                      84.84

     1/1/2007             3/31/2007               97.8                   81.9                      92.91
     4/1/2007             6/26/2007              127.61                  89.60                    119.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Akamai Technologies Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------

     1/1/2004             3/31/2004              16.97                   10.74                    13.14
     4/1/2004             6/30/2004              18.47                   11.65                    17.95
     7/1/2004             9/30/2004              17.95                   11.9                     14.05
    10/1/2004            12/31/2004              16.5                    11.15                    13.03

     1/1/2005             3/31/2005              13.32                   10.64                    12.73
     4/1/2005             6/30/2005              14.8                    11.14                    13.13
     7/1/2005             9/30/2005              16                      13.02                    15.95
    10/1/2005            12/30/2005              22.25                   15.27                    19.93

     1/1/2006             3/31/2006              33.17                   19.57                    32.89
     4/1/2006             6/30/2006              36.94                   27.14                    36.19
     7/1/2006             9/29/2006              50.9                    29.28                    49.99
    10/1/2006            12/29/2006              56.8                    44.77                    53.12

     1/1/2007             3/31/2007              59.69                   46.6                     49.92
     4/1/2007             6/26/2007              56.25                   41.02                    47.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AMR Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              17.65                   10.25                    12.73
     4/1/2004             6/30/2004              14.5                    10.04                    12.11
     7/1/2004             9/30/2004              12.28                    6.76                     7.33
    10/1/2004            12/31/2004              11.1                     6.34                    10.95

     1/1/2005             3/31/2005              11.65                    7.83                    10.7
     4/1/2005             6/30/2005              14.95                    9.8                     12.11
     7/1/2005             9/30/2005              14.8                    10                       11.18
    10/1/2005            12/30/2005              23.53                   10.77                    22.23

     1/1/2006             3/31/2006              29.14                   18.24                    27.05
     4/1/2006             6/30/2006              29.32                   21.5                     25.42
     7/1/2006             9/29/2006              27.74                   18.78                    23.14
    10/1/2006            12/29/2006              34.4                    23.42                    30.23

     1/1/2007             3/31/2007              41                      29.68                    30.45
     4/1/2007             6/26/2007              34                      24.88                    25.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Canadian Natural Resources Ltd.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              14.47                   11.94                    13.91
     4/1/2004             6/30/2004              15.2743                 12.9375                  14.95
     7/1/2004             9/30/2004              20.155                  14.86                    19.915
    10/1/2004            12/31/2004              22.37                   18.555                   21.385

     1/1/2005             3/31/2005              30.37                   19.74                    28.41
     4/1/2005             6/30/2005              38.08                   24.48                    36.38
     7/1/2005             9/30/2005              50.73                   36.6                     45.19
    10/1/2005            12/30/2005              54.05                   36.64                    49.62

     1/1/2006             3/31/2006              64.38                   49.62                    55.39
     4/1/2006             6/30/2006              63.93                   45.67                    55.38
     7/1/2006             9/29/2006              56.68                   42.38                    45.58
    10/1/2006            12/29/2006              55.48                   40.29                    53.23

     1/1/2007             3/31/2007              56.62                   44.56                    55.19
     4/1/2007             6/26/2007              69.97                   55.07                    64.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             First Marblehead Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              21.8133                 14.4533                  19.6333
     4/1/2004             6/30/2004              27.9733                 19.1733                  26.84
     7/1/2004             9/30/2004              34                      24.8333                  30.9333
    10/1/2004            12/31/2004              39.7067                 31.1133                  37.5

     1/1/2005             3/31/2005              48.8467                 35.378                   38.3533
     4/1/2005             6/30/2005              40.66                   21.6802                  23.3733
     7/1/2005             9/30/2005              24.2533                 14                       16.9333
    10/1/2005            12/30/2005              23.6667                 13.9267                  21.9067

     1/1/2006             3/31/2006              31.4                    20.96                    28.8333
     4/1/2006             6/30/2006              38.84                   28.4                     37.96
     7/1/2006             9/29/2006              47.6667                 29.0718                  46.1733
    10/1/2006            12/29/2006              55.25                   40.7467                  54.65

     1/1/2007             3/31/2007              57.56                   40.6                     44.89
     4/1/2007             6/26/2007              45.70                   30.62                    38.40


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Goldcorp Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              16.59                   12.89                     14.81
     4/1/2004             6/30/2004              15.05                   10.11                     11.67
     7/1/2004             9/30/2004              13.94                   10.93                     13.86
    10/1/2004            12/31/2004              15.79                   13.02                     15.04

     1/1/2005             3/31/2005              15.51                   12.85                     14.21
     4/1/2005             6/30/2005              16.1                    12.04                     15.78
     7/1/2005             9/30/2005              21.06                   15.01                     20.04
    10/1/2005            12/30/2005              22.78                   17.49                     22.28

     1/1/2006             3/31/2006              30.44                   22.28                     29.25
     4/1/2006             6/30/2006              41.66                   24.07                     30.22
     7/1/2006             9/29/2006              31.59                   21.63                     23.6
    10/1/2006            12/29/2006              31.47                   20.35                     28.44

     1/1/2007             3/31/2007              29.49                   23.01                     24.02
     4/1/2007             6/26/2007              26.93                   22.36                     23.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              55.55                   44.72                     47.1
     4/1/2004             6/30/2004              50.04                   42.88                     46.59
     7/1/2004             9/30/2004              46.93                   40.53                     42.48
    10/1/2004            12/31/2004              43.29                   36.9                      40.06

     1/1/2005             3/31/2005              40.8                    27.98                     29.39
     4/1/2005             6/30/2005              36.65                   24.67                     34
     7/1/2005             9/30/2005              37.7                    30.21                     30.61
    10/1/2005            12/30/2005              31.5                    18.33                     19.42

     1/1/2006             3/31/2006              24.6                    18.47                     21.27
     4/1/2006             6/30/2006              30.56                   19                        29.79
     7/1/2006             9/29/2006              33.64                   27.12                     33.26
    10/1/2006            12/29/2006              36.56                   28.49                     30.72

     1/1/2007             3/31/2007              37.24                   28.81                     30.64
     4/1/2007             6/26/2007              36.84                   28.86                     36.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Halliburton Co.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              16.35                   12.9                      15.195
     4/1/2004             6/30/2004              16.175                  13.675                    15.13
     7/1/2004             9/30/2004              16.99                   13.225                    16.845
    10/1/2004            12/31/2004              20.845                  16.54                     19.62

     1/1/2005             3/31/2005              22.645                  18.59                     21.625
     4/1/2005             6/30/2005              24.695                  19.825                    23.91
     7/1/2005             9/30/2005              34.89                   22.88                     34.26
    10/1/2005            12/30/2005              34.685                  27.35                     30.98

     1/1/2006             3/31/2006              41.195                  31.35                     36.51
     4/1/2006             6/30/2006              41.985                  33.925                    37.105
     7/1/2006             9/29/2006              37.93                   27.35                     28.45
    10/1/2006            12/29/2006              34.3                    26.33                     31.05

     1/1/2007             3/31/2007              32.72                   27.65                     31.74
     4/1/2007             6/26/2007              37.20                   30.99                     34.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Hologic Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              10.5                     8.395                   10.125
     4/1/2004             6/30/2004              11.675                   9.25                    11.625
     7/1/2004             9/30/2004              11.89                    8.885                    9.635
    10/1/2004            12/31/2004              14.505                   9.45                    13.735

     1/1/2005             3/31/2005              19.415                  12.31                    15.9375
     4/1/2005             6/30/2005              20.36                   14.775                   19.875
     7/1/2005             9/30/2005              30.1                    18.335                   28.875
    10/1/2005            12/30/2005              40.01                   24.525                   37.92

     1/1/2006             3/31/2006              55.94                   35.26                    55.35
     4/1/2006             6/30/2006              56.71                   35.36                    49.36
     7/1/2006             9/29/2006              50                      38.07                    43.52
    10/1/2006            12/29/2006              52.34                   41.94                    47.28

     1/1/2007             3/31/2007              60.24                   45.88                    57.64
     4/1/2007             6/26/2007              63.18                   50.96                    54.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Las Vegas Sands Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004                n/a                    n/a                       n/a
     4/1/2004             6/30/2004                n/a                    n/a                       n/a
     7/1/2004             9/30/2004                n/a                    n/a                       n/a
    10/1/2004            12/31/2004               53.98                  29                        48

     1/1/2005             3/31/2005               51.4                   41.41                     45
     4/1/2005             6/30/2005               45.34                  33.1                      35.75
     7/1/2005             9/30/2005               40.73                  30.87                     32.91
    10/1/2005            12/30/2005               46.44                  29.08                     39.47

     1/1/2006             3/31/2006               58.03                  38.44                     56.66
     4/1/2006             6/30/2006               78.9                   54.68                     77.86
     7/1/2006             9/29/2006               77.86                  57.6801                   68.35
    10/1/2006            12/29/2006               97.25                  66.06                     89.48

     1/1/2007             3/31/2007              109.45                  81                        86.61
     4/1/2007             6/26/2007               91.93                  72.85                     73.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              MasterCard Inc. (CIA)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004                n/a                     n/a                      n/a
     4/1/2004             6/30/2004                n/a                     n/a                      n/a
     7/1/2004             9/30/2004                n/a                     n/a                      n/a
    10/1/2004            12/31/2004                n/a                     n/a                      n/a

     1/1/2005             3/31/2005                n/a                     n/a                      n/a
     4/1/2005             6/30/2005                n/a                     n/a                      n/a
     7/1/2005             9/30/2005                n/a                     n/a                      n/a
    10/1/2005            12/30/2005                n/a                     n/a                      n/a

     1/1/2006             3/31/2006                n/a                     n/a                      n/a
     4/1/2006             6/30/2006               50.63                   39                       48
     7/1/2006             9/29/2006               70.45                   43.67                    70.35
    10/1/2006            12/29/2006              108.6                    68.28                    98.49

     1/1/2007             3/31/2007              118.07                   95.3                    106.24
     4/1/2007             6/26/2007              169.40                  105.93                   161.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Melco PBL Entertainment (Macau) Ltd. (ADS)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004                n/a                     n/a                       n/a
     4/1/2004             6/30/2004                n/a                     n/a                       n/a
     7/1/2004             9/30/2004                n/a                     n/a                       n/a
    10/1/2004            12/31/2004                n/a                     n/a                       n/a

     1/1/2005             3/31/2005                n/a                     n/a                       n/a
     4/1/2005             6/30/2005                n/a                     n/a                       n/a
     7/1/2005             9/30/2005                n/a                     n/a                       n/a
    10/1/2005            12/30/2005                n/a                     n/a                       n/a

     1/1/2006             3/31/2006                n/a                     n/a                       n/a
     4/1/2006             6/30/2006                n/a                     n/a                       n/a
     7/1/2006             9/29/2006                n/a                     n/a                       n/a
    10/1/2006            12/29/2006               23.55                   18.88                     21.26

     1/1/2007             3/31/2007               22.34                   14.12                     16.14
     4/1/2007             6/26/2007               19.45                   11.29                     11.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Oshkosh Truck Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              30.3                    25.625                   27.85
     4/1/2004             6/30/2004              29.265                  23.9                     28.655
     7/1/2004             9/30/2004              29.045                  24.16                    28.53
    10/1/2004            12/31/2004              34.525                  26                       34.19

     1/1/2005             3/31/2005              41.625                  30.31                    40.995
     4/1/2005             6/30/2005              41.99                   35.5                     39.14
     7/1/2005             9/30/2005              43.85                   38.59                    43.16
    10/1/2005            12/30/2005              46.17                   41                       44.59

     1/1/2006             3/31/2006              62.47                   44.3501                  62.24
     4/1/2006             6/30/2006              65.69                   46.3                     47.52
     7/1/2006             9/29/2006              52.82                   42.64                    50.47
    10/1/2006            12/29/2006              55.54                   43.6                     48.42

     1/1/2007             3/31/2007              57.6                    46.92                    53
     4/1/2007             6/26/2007              64.59                   52.16                    61.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              St. Jude Medical Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              39.515                  29.9                     36.05
     4/1/2004             6/30/2004              39.45                   35                       37.825
     7/1/2004             9/30/2004              38.07                   31.125                   37.635
    10/1/2004            12/31/2004              42.9                    35.65                    41.93

     1/1/2005             3/31/2005              41.85                   35.8                     36
     4/1/2005             6/30/2005              44.5                    34.48                    43.61
     7/1/2005             9/30/2005              48.36                   42.89                    46.8
    10/1/2005            12/30/2005              52.8                    44                       50.2

     1/1/2006             3/31/2006              54.75                   40.3                     41
     4/1/2006             6/30/2006              42                      31.2                     32.42
     7/1/2006             9/29/2006              40                      31.5                     35.29
    10/1/2006            12/29/2006              39.07                   32.4                     36.56

     1/1/2007             3/31/2007              43.46                   34.9                     37.61
     4/1/2007             6/26/2007              44.91                   37.26                    41.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Zoltek Cos.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              11.21                    5.05                     9.39
     4/1/2004             6/30/2004              10.67                    6.75                     7.15
     7/1/2004             9/30/2004               9.22                    6.59                     8.89
    10/1/2004            12/31/2004              15.4                     8.19                    14.95

     1/1/2005             3/31/2005              19.63                   10.58                    12.16
     4/1/2005             6/30/2005              15                       8.7                     11.23
     7/1/2005             9/30/2005              14                       9.1967                  13.15
    10/1/2005            12/30/2005              13.24                    8.03                     8.78

     1/1/2006             3/31/2006              24.34                    8.38                    22.86
     4/1/2006             6/30/2006              39.74                   19.87                    29.89
     7/1/2006             9/29/2006              30.47                   17.38                    25.55
    10/1/2006            12/29/2006              28.38                   18.34                    19.67

     1/1/2007             3/31/2007              37.2                    19.67                    34.93
     4/1/2007             6/26/2007              44.90                   29.17                    40.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Archer Daniels Midland Co.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              17.83                   14.9                     16.87
     4/1/2004             6/30/2004              17.95                   15.82                    16.78
     7/1/2004             9/30/2004              17                      14.95                    16.98
    10/1/2004            12/31/2004              22.55                   16.72                    22.31

     1/1/2005             3/31/2005              25.37                   21.35                    24.58
     4/1/2005             6/30/2005              25.3                    17.5                     21.38
     7/1/2005             9/30/2005              24.75                   19.75                    24.66
    10/1/2005            12/30/2005              25.55                   23                       24.66

     1/1/2006             3/31/2006              35.5                    24.05                    33.65
     4/1/2006             6/30/2006              46.71                   34.6                     41.28
     7/1/2006             9/29/2006              45.05                   36.44                    37.88
    10/1/2006            12/29/2006              40                      31.2                     31.96

     1/1/2007             3/31/2007              37.84                   30.2                     36.7
     4/1/2007             6/26/2007              39.65                   32.75                    32.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Energy Conversion Devices Inc.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              10                       6.75                     9.79
     4/1/2004             6/30/2004              13.35                    9.7575                  11.26
     7/1/2004             9/30/2004              14.89                    9.62                    13.26
    10/1/2004            12/31/2004              23.45                   12.5                     19.32

     1/1/2005             3/31/2005              23.42                   15.639                   22.73
     4/1/2005             6/30/2005              26.2                    16.27                    22.38
     7/1/2005             9/30/2005              46.44                   22.31                    44.88
    10/1/2005            12/30/2005              46.878                  28.76                    40.75

     1/1/2006             3/31/2006              57.84                   39.81                    49.18
     4/1/2006             6/30/2006              56                      31.31                    36.43
     7/1/2006             9/29/2006              38.98                   29.03                    37.04
    10/1/2006            12/29/2006              41.07                   33.8                     33.98

     1/1/2007             3/31/2007              37.24                   27.21                    34.94
     4/1/2007             6/26/2007              40.10                   29.26                    30.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Ford Motor Co.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              17.34                   12.75                    13.57
     4/1/2004             6/30/2004              16.48                   13                       15.65
     7/1/2004             9/30/2004              15.77                   13.61                    14.05
    10/1/2004            12/31/2004              15                      12.61                    14.64

     1/1/2005             3/31/2005              14.75                   10.94                    11.33
     4/1/2005             6/30/2005              11.69                    9.07                    10.24
     7/1/2005             9/30/2005              11.19                    9.55                     9.86
    10/1/2005            12/30/2005              10                       7.57                     7.72

     1/1/2006             3/31/2006               8.96                    7.39                     7.96
     4/1/2006             6/30/2006               8.05                    6.17                     6.93
     7/1/2006             9/29/2006               9.48                    6.06                     8.09
    10/1/2006            12/29/2006               9.19                    6.85                     7.51

     1/1/2007             3/31/2007               8.97                    7.43                     7.89
     4/1/2007             6/26/2007               9.45                    7.67                     8.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Google Inc. (CIA)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004               n/a                     n/a                      n/a
     4/1/2004             6/30/2004               n/a                     n/a                      n/a
     7/1/2004             9/30/2004              135.02                   85                      129.6
    10/1/2004            12/31/2004              201.6                   128.9                    192.79

     1/1/2005             3/31/2005              216.8                   172.57                   180.51
     4/1/2005             6/30/2005              309.25                  179.84                   294.15
     7/1/2005             9/30/2005              320.95                  273.35                   316.46
    10/1/2005            12/30/2005              446.21                  290.685                  414.86

     1/1/2006             3/31/2006              475.11                  331.55                   390
     4/1/2006             6/30/2006              450.72                  360.57                   419.33
     7/1/2006             9/29/2006              427.89                  363.36                   401.9
    10/1/2006            12/29/2006              513                     398.19                   460.48

     1/1/2007             3/31/2007              513                     437                      458.16
     4/1/2007             6/26/2007              534.99                  452.12                   530.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Jones Soda Co.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004               3.02                    2                        2.77
     4/1/2004             6/30/2004               3.42                    2.1                      3.05
     7/1/2004             9/30/2004               4.35                    3                        4.02
    10/1/2004            12/31/2004               4.3                     3.13                     3.45

     1/1/2005             3/31/2005               5.6                     3.33                     5.6
     4/1/2005             6/30/2005               7.99                    4.95                     6
     7/1/2005             9/30/2005               6.28                    4.15                     5.5
    10/1/2005            12/30/2005               5.75                    4.8                      5.4

     1/1/2006             3/31/2006               8.55                    5.2                      8.25
     4/1/2006             6/30/2006              11.55                    7.25                     9
     7/1/2006             9/29/2006               9.6                     7.51                     8.95
    10/1/2006            12/29/2006              12.96                    8.28                     12.3

     1/1/2007             3/31/2007              22.86                   11.37                    20.22
     4/1/2007             6/26/2007              32.5999                 13.65                    13.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              19.84                   16.45                    18.935
     4/1/2004             6/30/2004              22.2                    18.37                    21.745
     7/1/2004             9/30/2004              24.2                    21.025                   22.73
    10/1/2004            12/31/2004              32.13                   22.645                   31.18

     1/1/2005             3/31/2005              31.67                   24.57                    25.83
     4/1/2005             6/30/2005              28.45                   22.29                    25.83
     7/1/2005             9/30/2005              27.195                  23.005                   25.05
    10/1/2005            12/30/2005              32.46                   24.86                    30.01

     1/1/2006             3/31/2006              38.11                   29.9                     37.63
     4/1/2006             6/30/2006              39.88                   34.6                     37.76
     7/1/2006             9/29/2006              38.33                   28.72                    34.05
    10/1/2006            12/29/2006              40.01                   33.61                    35.42

     1/1/2007             3/31/2007              36.61                   28.86                    31.36
     4/1/2007             6/26/2007              32.30                   25.22                    25.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Stillwater Mining Co.
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                              Pricing of the          Pricing of the          Closing Price of
  Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
      Date                  Date                 in ($)                  in ($)                 Stock in ($)
      ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004              16.08                    9                       15.7
     4/1/2004             6/30/2004              18.18                   11.31                    15.01
     7/1/2004             9/30/2004              16.59                   12.6                     15.5
    10/1/2004            12/31/2004              16.3                     9.53                    11.26

     1/1/2005             3/31/2005              12.5                     9.37                     9.85
     4/1/2005             6/30/2005               9.93                    6.05                     7.42
     7/1/2005             9/30/2005              10.35                    7.13                     9.15
    10/1/2005            12/30/2005              12.46                    8.11                    11.57

     1/1/2006             3/31/2006              17.33                   11.62                    16.46
     4/1/2006             6/30/2006              19                      10.23                    12.68
     7/1/2006             9/29/2006              13.1                     7.89                     8.4
    10/1/2006            12/29/2006              14.1                     7.95                    12.49

     1/1/2007             3/31/2007              14.98                   10.89                    12.69
     4/1/2007             6/26/2007              16.47                   10.67                    11.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about June 29, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $18,023,000



                                   [RBC LOGO]



                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  June 26, 2007